UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

Acucela Inc.

(Exact name of registrant as specified in its charter)

Washington	02-0592619
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Suite 1900 Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-192900.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, no par value per share (the “Common Stock”), of Acucela Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-192900), as amended (the “Form S-1”), relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Exhibit Title

3.01	Articles of Incorporation of the Registrant (in effect before the completion of the offering) (incorporated herein by reference to Exhibit 3.01 of the Form S-1).

3.02	Form of Amended and Restated Articles of Incorporation of the Registrant (to be effective upon completion of the offering) (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

3.03	Bylaws of Registrant (in effect before completion of the offering) (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

3.04	Form of Restated Bylaws of the Registrant (to be effective completion of the offering) (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

4.01	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

4.02	Amended and Restated Investors’ Rights Agreement dated May 31, 2006 by and among the Registrant and certain of its shareholders (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 27, 2014	ACUCELA INC.

	By:	/s/ David L. Lowrance
David L. Lowrance
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

3.01	Articles of Incorporation of the Registrant (in effect before the completion of the offering) (incorporated herein by reference to Exhibit 3.01 of the Form S-1).

3.02	Form of Amended and Restated Articles of Incorporation of the Registrant (to be effective upon completion of the offering) (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

3.03	Bylaws of Registrant (in effect before completion of the offering) (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

3.04	Form of Restated Bylaws of the Registrant (to be effective completion of the offering) (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

4.01	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

4.02	Amended and Restated Investors’ Rights Agreement dated May 31, 2006 by and among the Registrant and certain of its shareholders (incorporated herein by reference to Exhibit 4.02 of the Form S-1).